Exhibit 99.1

NEWS RELEASE

Gray Announces Private Placement of

$250 Million of Additional 9.625% Senior Secured Second Lien Notes due 2032

Atlanta, Georgia – December 8, 2025. . . Gray Media, Inc. (“Gray”) (NYSE: GTN) announced today it entered into purchase agreements (the “Purchase Agreements”) with certain accredited investors (collectively, the “Investors”), pursuant to which Gray agreed to sell to the investors, in a private placement transaction (the “Offering”), $250 million aggregate principal amount of 9.625% senior secured second lien notes due 2032 (the “Additional Notes”).

The Additional Notes will be part of the same issuance of, and rank equally and form a single series with, the currently outstanding $900,000,000 million aggregate principal amount of the Company’s 9.625% Senior Secured Second Lien Notes due 2032 (the “Existing Notes”), which were issued in July 2025. The Additional Notes will have substantially identical terms to the Existing Notes.

Pursuant to the Purchase Agreements, the Additional Notes will be issued at 102.000% of par plus accrued interest from and including July 18, 2025. The Offering is expected to close on December 12, 2025, subject to customary closing conditions.

The Additional Notes are being offered (i) to redeem a portion of the Company’s outstanding 10.500% Senior Secured First Lien Notes due 2029 (the “2029 Notes”), (ii) to pay fees and expenses in connection with the Offering, and (iii) for general corporate purposes.

The Additional Notes and related guarantees are being offered and sold in a private transaction in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Additional Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute a notice of redemption with respect to the 2029 Notes or an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “intend,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to consummate the offering of notes; the intended use of proceeds of the offering; and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.graymedia.com. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Gray Contacts:

Jeffrey R. Gignac, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com